UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  07/21/2010

DISCOVER FINANCIAL SERVICES
(Exact name of registrant as specified in its charter)

Commission File Number:  001-33378

Delaware	36-2517428
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

2500 Lake Cook Road, Riverwoods, Illinois 60015
(Address of principal executive offices, including zip code)

(224) 405-0900
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.04.    Temporary Suspension of Trading Under Registrant's Employee Benefit Plans

(a) On July 21, 2010, Discover Financial Services (the "Company") sent a notice (the "Notice") to its executive officers and directors notifying them that due to a change in administrative vendors for its benefit centers for the Discover Financial Services 401(k) Plan (the "Plan"), Plan participants will be unable to perform fund transfers, reallocations, provide investment directions, change contribution elections, enroll, or obtain a loan, withdrawal, or distribution from the Plan, during the period beginning at 3:00 p.m. Central time Friday, August 27, 2010 and expecting to end at 8:00 a.m. Central time Wednesday, September 1, 2010 (the "Blackout Period"). During the Blackout Period, all executive officers and directors of the Company will be unable to trade in Company common stock and derivative securities, including options, if such stock or securities were acquired in connection with employment or service as an executive officer or a director of the Company.

The Notice, which was provided in accordance with Section 306(a) of the Sarbanes-Oxley Act of 2002 and Rule 104 of Regulation BTR, advises the Company's executive officers and directors of applicable trading restrictions. A copy of the notice is attached hereto as Exhibit 99.1 and is incorporated herein by reference. During the Blackout Period and for two years after the end date of the Blackout Period, a shareholder or other interested person may obtain, without charge, information regarding the Blackout Period, including the actual beginning and end dates by contacting Head of Human Resources, Discover Financial Services, 2500 Lake Cook Road, Riverwoods, IL 60015, (224) 405-0900.

Item 9.01.    Financial Statements and Exhibits

Exhibit No.        Description

99.1        Notice pursuant to Section 306(a) of the Sarbanes-Oxley Act of 2002 to Executive Officers and Directors of Discover Financial Services, dated July 21, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DISCOVER FINANCIAL SERVICES

Date: July 21, 2010	By:	/s/ Simon Halfin
Simon Halfin
Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description
EX-99.1	Notice pursuant to Section 306(a) of the Sarbanes-Oxley Act of 2002 to Executive Officers and Directors of Discover Financial Services, dated July 21, 2010